Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8, File No. 333-128936, and on Form S-3, File No. 333-155758, of our report dated February 29, 2008, relating to the consolidated financial statements of Genco Shipping & Trading Limited and subsidiaries (the "Company") appearing in this Amendment No. 1 to Annual Report on Form 10-K of the Company for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

New York, New York
January 21, 2009